Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

PERKINS OIL & GAS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this February 3rd, 2017;

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

SONNY ARANDIA

The Above qualified person has been nominated, and has accepted their position as DIRECTOR of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated:  February 3rd, 2017

/s/ Steven Wang
Steven Wang,
on behalf of Regale Consultants Ltd., Majority Shareholders